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                                                                    EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                      OF INTRABIOTICS PHARMACEUTICALS, INC.

         The undersigned, Kenneth J. Kelley, hereby certifies that:

         ONE: He is the duly elected and acting President, of said corporation, which was originally incorporated in Delaware on January 19, 1994.

         TWO: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   "ARTICLE I

         The name of this corporation is IntraBiotics Pharmaceuticals, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Eight Million Four Hundred Thirty Seven Thousand Eight Hundred Seventy Three (108,437,873) shares, par value $0.001. Sixty Seven Million Five Hundred Thousand (67,500,000) shares shall be Common Stock and Forty Million Nine Hundred Thirty Seven Thousand Eight Hundred Seventy Three (40,937,873) shares shall be Preferred Stock.

         B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Eight Hundred Twenty-One Thousand Four Hundred Twenty-Nine (821,429) shares, the Series B Preferred Stock, which series shall consist of Five Million Eight Hundred Three Thousand Nine Hundred Ninety-Six (5,803,996) shares, the Series C Preferred Stock, which series shall consist of Nine Million Eight Hundred Sixteen Thousand One Hundred Eighty-One (9,816,181) shares, the Series D Preferred Stock which series shall consist of Five Million Seven Hundred Sixty-Four Thousand Two Hundred Eighty-Six (5,764,286) shares, the Series E Preferred Stock which series shall consist of Two Million Seven Hundred Twenty Five Thousand (2,725,000) shares, the Series F Preferred Stock which series shall consist of Seven Hundred Fifty Thousand (750,000) shares, the Series G Preferred Stock which series shall consist of Seven Million Six Hundred Fifty Six Thousand Nine Hundred
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Eighty One (7,656,981) shares and the Series H Preferred Stock which series shall consists of Seven Million Six Hundred Thousand (7,600,000) shares, are as set forth below in this Article III(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  1. DIVIDEND PROVISIONS. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of (i) $0.04 per share per annum for the Series A Preferred Stock, (ii) $0.06 per share per annum for the Series B Preferred Stock, (iii) $0.07 per share per annum for the Series C Preferred Stock, (iv) $0.15 per share per annum for the Series D Preferred Stock, (v) $0.23 per share per annum for the Series E Preferred Stock, (vi) $0.35 per share per annum for the Series F Preferred Stock, (vii) $0.25 per share per annum for the Series G Preferred Stock or
(viii) $0.35 per share per annum for the Series H Preferred Stock or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly when, as and if declared by the Board of Directors.
Such dividends shall not be cumulative.

                  2.       LIQUIDATION PREFERENCE.

                           (a) In the event of any liquidation, dissolution or
winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, (i) the holders of Series A Preferred Stock shall be


                                       2.

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entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $0.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (B) an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the "Premium"); (ii) the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (C) $0.70 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (D) an amount equal to the Premium on such share; (iii) the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (E) $0.85 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (F) an amount equal to the Premium on such share; (iv) the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (G) $1.75 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (H) an amount equal to the Premium on such share; (v) the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (I) $2.75 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") and (J) an amount equal to the Premium on such share; (vi) the holders of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (K) $4.00 for each outstanding share of Series F Preferred Stock (the "Original Series F Issue Price") and (L) an amount equal to the Premium on such share; (vii) the holders of Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (M) $3.00 for each outstanding share of Series G Preferred Stock (the "Original Series G Issue Price") and (N) an amount equal to the Premium on such share; and (viii) the holders of Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (O) $4.00 for each outstanding share of Series H Preferred Stock (the "Original Series H Issue Price") and (P) an amount equal to the Premium on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.


                                       3.

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                           (b) After the distributions described in subsection
(a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (as if all such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock had been converted to Common Stock).

                           (c) (i) For purposes of this Section 2, a
liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (A) the acquisition of the corporation by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation, the sale and issuance of shares of the Series A Preferred Stock and Series B Preferred Stock by the corporation on or about November 10, 1994, the sale and issuance of shares of Series C Preferred Stock by the corporation on or about April 9, 1996, the sale and issuance of shares of Series D Preferred Stock by the corporation on or about April 8, 1997, the sale and issuance of shares of Series E Preferred Stock by the corporation on or about October 16, 1997, the sale and issuance of shares of Series F Preferred Stock by the corporation on or about October 24, 1997, the sale and issuance of shares of Series G Preferred Stock by the corporation on or about November 24, 1998 and the sale and issuance of the Series H Preferred Stock by the corporation on or about October 15, 1999); or (B) a sale of all or substantially all of the assets of the corporation (the transactions described in this Section 2(c)(i)(A) and 2(c)(i)(B) hereinafter collectively referred to as a "Sale of the Corporation"); UNLESS (x) the corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity or (Y) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, elect in writing otherwise.

                                    (ii) In any of such events, if the
consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                             (A) Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(B) below:

                                                      (1) If traded on a
securities exchange or through Nasdaq National, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;


                                       4.

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                                                      (2) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                                      (3) If there is no active
public market, the value shall be the fair market value thereof, as mutually determined in good faith by the corporation and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all then outstanding shares of Preferred Stock.

                                             (B) The method of valuation of
securities subject to investment letter or other restrictions of free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined in good faith by the corporation and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all then outstanding shares of such Preferred Stock.

                                    (iii) In the event the requirements of this
subsection 2(c) are not complied with, this corporation shall forthwith either:

                                             (A) cause such closing to be
postponed until such time as the requirements of this Section 2 have been compiled with; or

                                             (B) cancel such transaction, in
which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall revert to and be the same as such rights, preferences and privileges of such series existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                                    (iv) The corporation shall give each holder
of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all then outstanding shares of such Preferred Stock.


                                       5.

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                  3. REDEMPTION. The Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are not redeemable.

                  4. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) RIGHT TO CONVERT. Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price, the Original Series F Issue Price, the Series G Original Issuance Price and the Series H Original Issuance Price, as applicable, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price, the initial Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price, the Initial Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price and the Initial Conversion Price per share for shares of Series H Preferred Stock shall be the Original Series H Issue Price; provided, however, the respective Conversion Prices for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be subject to adjustment as set forth in subsection 4(d) and (g).

                           (b) AUTOMATIC CONVERSION. Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $6.00 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations) and the aggregate offering price of which was not less than $25,000,000 or (ii)


                                       6.

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the date specified by written consent or agreement of the holders of sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock voting together as a single class.

                           (c) MECHANICS OF CONVERSION. Before any holder of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK
FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The respective Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be subject to adjustment from time to time as follows:


                                       7.

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                                    (i) In the event the corporation should at
any time or from time to time after the date shares of Series H Preferred Stock are first issued and sold by the corporation (the "Series H Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents" (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the respective Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                    (ii) If the number of shares of Common Stock
outstanding at any time after the Series G Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the respective Conversion Prices for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

                           (e) OTHER DISTRIBUTIONS. In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4
(d) (i), then, in each such case for the purpose of this subsection 4 (e), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock are convertible as of the recorded date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                           (f) RECAPITALIZATIONS. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock


                                       8.

Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (g) SALE OF SHARES BELOW SERIES H PREFERRED
CONVERSION PRICE.

                                    (i) If at any time or from time to time
after the Series H Purchase Date, the corporation issues or sells, or is deemed by the express provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (iv) below), other than as a dividend or other distribution on any class of stock as provided in Section (e) above, and other than a subdivision or combination of shares of Common Stock as provided in Section (d) above, for an Effective Price (as defined in subsection (iv) below) less than the then effective Series H Conversion Price, then and in each such case the then existing Series H Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series H Conversion Price by a fraction (I) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (ii) by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series H Conversion Price, and (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series H Preferred Stock could be converted if fully converted immediately prior to such issue or sale, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding immediately prior to such issue or sale.

                                    (ii) For the purpose of making any
adjustment required under this Section (g)(i), the consideration received by the corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the corporation in connection with such issue or sale but without deduction of any expenses payable by the corporation, (B) to the extent it consists of property


                                       9.

other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (iii) For the purpose of the adjustment
required under this Section (4)(g), if the corporation issues or sells (I) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (II) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the Series H Conversion Price, in each case the corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED THAT if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER that if the minimum amount of consideration payable to the corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER that if the minimum amount of consideration payable to the corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series H Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series H Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series H Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by


                                      10.

the corporation upon such exercise, plus the consideration, if any, actually received by the corporation for the granting of all such rights or options, whether or not exercised, plus the consideration actually received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series H Preferred.

                                    (iv) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued by the corporation or deemed to be issued pursuant to this Section (g)(i), other than (A) shares of Common Stock issued upon conversion of the Series A, Series B, Series C, Series D, Series E, Series F, Series G or Series H Preferred Stock; (B) up to 9,047,108 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Series H Purchase Date to employees, officers or directors of, or consultants or advisors to the corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series H Purchase Date; (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board; (E) shares of Common Stock issued pursuant to the exercise of warrants to purchase Series H Preferred Stock pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board; and (F) the shares of Common Stock issuable upon exercise of the warrants held by the holders of Series H Preferred Stock. References to Common Stock in the subsections of this clause (iv) above shall mean all shares of Common Stock issued by the corporation or deemed to be issued pursuant to this Section 4(g). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the corporation under this subsection (i), into the aggregate consideration received, or deemed to have been received by the corporation for such issue under this subsection
(i), for such Additional Shares of Common Stock.

                                    (v) No adjustment to the Series H Conversion
Price pursuant to this Section 4(g) shall be required unless such adjustment would increase or decrease the Series H Conversion Price by at least one cent ($.01); provided that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one tenth (1/10) of a cent or of a share, as the case may be.

                           (h) NO IMPAIRMENT. This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or


                                      11.

appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock against impairment.

                           (i) NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                                    (i) No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                    (ii) Upon the occurrence of each adjustment
or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
(c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable.

                           (j) NOTICES OF RECORD DATE. In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such


                                      12.

dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

                           (l) NOTICES. Any notice required by the provisions of
this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                  5.       VOTING RIGHTS

                           (a) GENERAL. Except as set forth below, the holder of
each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H


                                       13.

Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (b) VOTING FOR ELECTION OF DIRECTORS.

                                    (i) So long as no fewer than Eight Hundred
Fifty Thousand (850,000) shares of Series B Preferred Stock remain outstanding (as adjusted for stock splits, recombinations or reclassifications), the holders of the Series B Preferred Stock then outstanding shall be entitled to elect two directors of this corporation at each election of directors.

                                    (ii) So long as no fewer than Three Million
(3,000,000) outstanding shares of Series C Preferred Stock (as adjusted for stock splits, recombinations or reclassifications) are held by Sprout Capital VII, L.P. ("Sprout"), Sprout shall be entitled to elect one director of this corporation at each election of directors.

                                    (iii) So long as no fewer than Three Million
(3,000,000) outstanding shares of Series C Preferred Stock (as adjusted for stock splits, recombinations or reclassifications) are held by all holders of Series C Preferred Stock other than Sprout (collectively, the "Series C Group"), the Series C Group shall be entitled to elect one director of this corporation at each election of directors.

                                    (iv) So long as no fewer than One Million
Seven Hundred Fifty Thousand (1,750,000) outstanding shares of Series G Preferred Stock (as adjusted for stock splits, recombinations or reclassifications) are held by International BM Biomedicine Holdings Inc. ("Biomedicine"), Biomedicine shall be entitled to elect one director of this corporation at each election of directors.

                                    (v) So long as no fewer than One Million Two
Hundred Fifty Thousand (1,250,000) outstanding shares of Series H Preferred Stock (as adjusted for stock splits, recombinations or reclassifications) are held by Investor (Guernsey) Ltd. and its affiliates ("Investor (Guernsey) Ltd."), Investor (Guernsey) Ltd. shall be entitled to elect one director of this corporation at each election of directors.

                                    (vi) The remaining directors of this
corporation shall be elected by the holders of a majority of the outstanding shares of the capital stock of the corporation.

                                    (vii) Any vacancy occurring because of the
death, resignation, or removal of a director elected by the holders of Series B Preferred Stock, Sprout, the Series C Group, Biomedicine or Investor (Guernsey) Ltd. shall be filled by the vote or written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, Sprout, the Series C Group, Biomedicine or Investor (Guernsey) Ltd., respectively, or in the absence of such action by such holders, by action of the remaining directors then in office. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of a majority of the outstanding shares of capital stock of this corporation shall be filled by the vote or written consent of the holders of a majority of the then outstanding shares of capital stock or, in the absence of such action by such holders, by action of the remaining directors then in office.


                                      14.

                                    (viii) So long as Investor (Guernsey) Ltd.
holds at least One Million Two Hundred Fifty Thousand (1,250,000) shares of Series H Preferred Stock, Section 5(b)(v) shall not be amended without the written consent of the holders of at least a majority of the outstanding shares of Series H Preferred Stock.

                  6. PROTECTIVE PROVISIONS. Subject to the rights of series of Preferred Stock which may from time to time come into existence and except to the extent the vote of any series of Preferred Stock is required by the Delaware General Corporation Law, so long as Eight Hundred Fifty Thousand (850,000) shares of Preferred Stock are outstanding (as adjusted for stock splits, recombinations or reclassifications), this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class:

                           (a) sell, convey, or otherwise dispose of or encumber
all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                           (b) alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock so as to affect adversely the shares;

                           (c) increase or decrease (other than by redemption or
conversion) the total number of authorized shares of Common Stock, Preferred Stock or any series of Preferred Stock;

                           (d) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock with respect to voting, dividends or upon liquidation; or

                           (e) redeem, purchase or otherwise acquire (or pay
into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve-month period;



                                      15.

                           (f) do any act or thing which would result in
taxation of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended; or

                           (g) change the authorized number of directors of the
corporation.

                  7. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         C. COMMON STOCK.

                  1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III hereof.

                  3. REDEMPTION. The Common Stock is not redeemable.

                  4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                    ARTICLE V

         Subject to Section 6(g) of Division (B) of Article III hereof, the number of directors of the corporation which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                      16.

                                   ARTICLE VI

         Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to ally provision contained in the statutes) outside the State of Delaware at such place or places as may be designated. from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE VIII

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification or the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

                                    ARTICLE X

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."


                                      17.

         THREE: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware, and was approved by written consent of the corporation's board of directors and stockholders holding the requisite number of shares required by statute, given in accordance with and pursuant to Sections 141 and 228 of the General Corporation Law of the State of Delaware with written notice given to those stockholders who did not consent as provided in said Section 228.



                            [Signature page follows]


                                      18.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President of the corporation this 15th day of October, 1999.

                                        INTRABIOTICS PHARMACEUTICALS, INC.


                                        By: /s/ KENNETH J. KELLEY
                                            -----------------------------------
                                            Kenneth J. Kelley, President


                                      19.